UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2025 (June 27, 2025)

Star Mountain Lower Middle-Market Capital Corp.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	814-01399	86-3924884
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

140 E. 45th Street, 37th Floor
New York, NY 10017
(Address of Principal Executive Offices, Zip Code)

(212) 810-9044
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On June 27, 2025, Star Mountain Lower Middle-Market Capital Corp. (the “Company”) entered into a fifth amendment (the “Fifth Amendment”) to the Loan and Servicing Agreement dated as of July 2, 2021 between the Company, as the Borrower, Webster Bank, N.A. (f/k/a Sterling National Bank), as the collateral agent and administrative agent (in such capacities, the “Agent”), and the lenders party thereto (the “Lenders”) (as amended, amended and restated or otherwise modified from time to time, the “Loan and Servicing Agreement”). Capitalized terms used and not defined herein shall have the meanings ascribed in the Loan and Servicing Agreement.

The Fifth Amendment reduced the Applicable Spread to 2.30%, plus following the occurrence and during the continuation of an Event of Default, 2.00%. The other material terms of the Loan and Servicing Agreement were unchanged.

The foregoing description is only a summary of the material provisions of the Fifth Amendment and is qualified in their entirety by reference to a copy of the Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

10.1
Fifth Amendment to Loan and Servicing Agreement, dated as of June 27, 2025, by and among the Company, as the Borrower, and Webster Bank, N.A. (f/k/a Sterling National Bank), as the Agent, and the Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Mountain Lower Middle-Market Capital Corp.

Dated: July 1, 2025	By:	/s/ Brett A. Hickey
	Name:	Brett A. Hickey
	Title:	Chief Executive Officer